EXHIBIT 3

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to 3/26/26, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
2/4/2026	Sell	35,170	25.03
2/5/2026	Sell	1,588	24.66
2/6/2026	Sell	19,894	25.13
2/9/2026	Sell	21,148	25.29
2/11/2026	Sell	43,550	25.76
2/12/2026	Sell	9,027	25.58
2/13/2026	Sell	1,777	25.70
2/17/2026	Sell	8,532	25.34
2/18/2026	Sell	15,292	25.65
2/19/2026	Sell	7,792	26.14
2/20/2026	Sell	14,600	25.95
2/23/2026	Sell	9,747	26.13
2/24/2026	Sell	15,572	25.93
2/25/2026	Sell	17,655	25.87
2/26/2026	Sell	13,709	25.84
2/27/2026	Sell	18,404	26.09
3/12/2026	Sell	25,218	26.78
3/13/2026	Sell	13,584	26.56
3/16/2026	Sell	13,136	26.57
3/17/2026	Sell	7,243	26.74
3/18/2026	Sell	5,498	26.86
3/19/2026	Sell	12,080	26.87
3/23/2026	Sell	7,720	26.97
3/24/2026	Sell	9,802	27.36
3/25/2026	Sell	7,445	27.73
3/26/2026	Sell	57,705	27.91